                                                                     EXHIBIT 3.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          VALERA PHARMACEUTICALS, INC.

      Valera Pharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      A. The name of the Corporation is Valera Pharmaceuticals, Inc., and the Corporation was originally incorporated pursuant to the Delaware General Corporation Law (the "DGCL") on May 30, 2000 under the name Hydro Med Sciences, Inc.

      B. This Amended and Restated Certificate of Incorporation, which amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as further amended, in its entirety, was duly adopted in accordance with Sections 242 and 245 of the DGCL by written consent of the stockholders in accordance with Section 228 of the DGCL.

      C. The Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:

  FIRST: Name. The name of the Corporation is Valera Pharmaceuticals, Inc.

  SECOND: Registered Office. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, City of Wilmington, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD: Purposes. The nature of the business or purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") and to do all things and exercise all powers, rights and privileges that a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

  FOURTH: Capital.

  A. Authorized Shares.

      1. General. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 35,000,000 shares, of which 30,000,000 shares shall be Common Stock, $0.001 par value per share, and 5,000,000 shares shall be Preferred Stock, $0.001 par value per share. The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

      The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

      2. Common Stock.

      (A) Dividends. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

      (B) Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation; provided that, the holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

      (C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to holders of Common Stock ratably in proportion to the number of shares held by each such stockholder.

      3. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

  B. Voting Powers.

      1. Cumulative Voting. There shall be no cumulative voting rights.

      2. Voting by Ballot. Elections of directors need not be by ballot unless the Bylaws of the Corporation provide otherwise.

  C. Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

  D. Consideration for Shares; Assessibility. The Board of Directors, from time to time, may issue and sell the authorized shares of stock of the Corporation for such consideration (not less than the par value thereof), upon such terms and in such manner as it may determine. Any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be fully paid and nonassessable, and the holders thereof shall not be liable to the Corporation or its creditors for any further payment thereon.

  FIFTH: Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, amend, alter and repeal the Bylaws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation of the Corporation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal the Bylaws or to adopt any provision inconsistent therewith.

  SIXTH: Board of Directors.

      A. Additional Powers of Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

      1. to make, alter, amend and repeal the Bylaws, subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors;

      2. without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertability or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property; and

      3. in addition to the powers and authorities expressly conferred upon it hereby or by statute, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation.

      B. Composition of Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning in 2007, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

  C. Removal. Directors may be removed without cause, and only by the affirmative vote of at least eighty percent (80%) in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class. Directors may be removed for cause by a vote of a majority of shares represented, in person or by proxy, at a meeting entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

  D. Vacancies. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the stockholders unless there are no directors remaining on the Board of Directors. Any director so chosen (a "vacancy director") shall be a director of the same class as the director whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of stockholders at which the director whose vacancy he or she filled would have been up for reelection, and until his or her successor shall have been elected and qualified. The stockholders shall thereupon elect a director to fill the vacancy having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of stockholders at which the term of office of such class expires and until such director's successor shall have been duly elected and qualified.

  SEVENTH: Meetings of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders may be called at any time, but only by the chairman of the Board of Directors (the "Chairman of the Board"), the president of the Corporation (the "President"), or upon a resolution adopted by or affirmative vote of a majority of the Board of Directors, and not by the stockholders.

  EIGHTH: Personal Liability of Director or Officer. No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit. Neither the amendment nor the repeal of this Article EIGHTH shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH would accrue or arise, prior to such amendment or repeal.

  NINTH: Indemnification, Advancement of Expenses, Non-Exclusivity of Rights.

      A. Indemnification of Directors, Officers, Employees or Agents. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal, by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, against all expense and liability (including without limitation, attorneys' fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation, by provisions in its Bylaws or by agreement, shall accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the DGCL.

      B. Advance of Expenses. The Corporation to the fullest extent permitted by the DGCL shall advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Article NINTH or otherwise. The Corporation by provisions in its Bylaws or by agreement shall accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

      C. Non-Exclusivity of Rights. Any right to indemnification and advancement of expenses conferred as permitted by this Article NINTH shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the DGCL), any other provision of this Amended and Restated Certificate of Incorporation of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.

  TENTH: Amendment. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article FIFTH, Article SIXTH, Article SEVENTH or this Article TENTH or to adopt any provision inconsistent therewith.

  ELEVENTH: Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

TWELFTH: Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by of the Corporation on ___________, 2006.

                                VALERA PHARMACEUTICALS, INC.

                                By: _________________________________
                                    Name: David S. Tierney, M.D.
                                    Title: President and Chief Executive Officer